                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               -----------------

                        California Pizza Kitchen, Inc.
            (Exact name of Registrant as Specified in Its Charter)


               California                                  95-4040623
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

6053 West Century Boulevard,                               90045-6442
       Eleventh Floor                                      (Zip Code)
  Los Angeles, California

(Address of Principal Executive Offices)


 If this form relates to the             If this form relates to the
 registration of a class of              registration of a class of securities
 securities pursuant to Section 12(b)    pursuant to Section 12(g) of the
 of the Exchange Act and is effective    Exchange Act and is effective
 pursuant to General Instruction         pursuant to General Instruction
 A.(c), please check the following       A.(d), please check the following
 box. [_]                                box. [X]


Securities Act registration statement file number to which this form relates:
333-37778

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.01 par value per share
                    ---------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

     The Registrant hereby incorporates by reference herein the description of the Registrant's Common Stock, par value $0.01 per share, appearing under the caption "Description of Capital Stock" in the form of preliminary prospectus contained in the Registration Statement on Form S-1 (Registration No. 333-37778), as originally filed with the Securities and Exchange Commission on May 25, 2000 and amended on July 10, 2000 and July 17, 2000 and as the same may be subsequently amended (as amended, the "Registration Statement on Form S-1").
Any form of prospectus that constitutes part of the Registration Statement on Form S-1 and is subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, or otherwise, shall be deemed incorporated by reference herein.

Item 2.  Exhibits

     The Registrant hereby incorporates by reference herein the following Exhibits to the Registrant's Registration Statement on Form S-1.

1. Amended and Restated Articles of Incorporation of the Registrant, and amendments thereto, filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1.

2. Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1.

3. Specimen Common Stock Certificate, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1.

4. Registration Rights Agreement dated September 30, 1997, filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1.

5. Voting Trust Agreement dated September 30, 1997, filed as Exhibit 9.1 to the Registrant's Registration Statement on Form S-1.

6. Securities Holders Agreement dated September 30, 1997, as amended on June 30, 2000, filed as Exhibit 10.18 to the Registrant's Registration Statement on Form S-1.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                               California Pizza Kitchen, Inc.


Date: July 25, 2000            By:   /s/ Frederick R. Hipp
                                   ----------------------------------------
                                   Name:  Frederick R. Hipp
                                   Title: President and Chief Executive Officer